Exhibit 10.1

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of November 10, 2017, by and between MORGAN STANLEY BANK, N.A. (“Buyer”), KREF LENDING IV LLC (“Seller”) and KKR REAL ESTATE FINANCE HOLDINGS L.P. (“Guarantor”) amends that certain Master Repurchase and Securities Contract Agreement, dated December 6, 2016, by and between Buyer and Seller (as the same has been or may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”) and the other Transaction Documents as provided herein.

RECITALS

WHEREAS, the parties hereto desire to make certain amendments to the Repurchase Agreement and the other Transaction Documents as provided herein.

WHEREAS, pursuant to Section 9(a) of the Repurchase Agreement, Seller desires to extend the term of the Facility.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.             Amendment to the Repurchase Agreement.  (a)     The definition of “Facility Amount” in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Facility Amount” shall mean $600,000,000 as such amount may be reduced in accordance with Section 9(c) of this Agreement or increased in accordance with Section 9(d) of this Agreement.

(b)           The definition of “Scheduled Facility Termination Date” in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Scheduled Facility Termination Date” means December 6, 2020.

(c)           Section 9(a) is hereby deleted in its entirety.

(d)           A new Section 9(d) is hereby added to the Repurchase Agreement and shall read in its entirety as follows:

(d)          Upon no less than five (5) Business Days’ prior written notice from Seller to Buyer, Seller may request that the Facility Amount be increased to $750,000,000.00.  Such request shall be approved by Buyer upon satisfaction of the following conditions: (i) no Default, Event of Default or Margin Deficit shall exist on the date of Seller’s request  or on the effective date of the increase of the Facility Amount, (ii) all representations and warranties in this Agreement shall be true, correct, complete and accurate in all respects as of the effective date of the increase of the Facility Amount (except such representations which by their terms speak as of a specific date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer and subject to any exceptions disclosed to Buyer in writing for matters or events occurring subsequent to such date which are not prohibited and do not constitute a default under this Agreement), (iii) Buyer and Seller shall have duly executed and delivered an amendment to this Agreement reflecting such increase in the Facility Amount, which amendment shall be duly acknowledged by Guarantor, and (iv) on or before the effective date of the increase of the Facility Amount, Seller shall have paid to Buyer the Upfront Fee with respect to the increased Facility Amount (i.e. $150,000,000) in accordance with the terms and provisions of the Fee Letter and all other Transaction Costs payable to Buyer in connection with the negotiation of such amendment.

2.             Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

3.             Ratification and Authority.

(a)           Seller hereby represents and warrants that (i) Seller has the power and authority to enter into this Amendment and to perform its obligations under the Repurchase Agreement as amended hereby and the other Transaction Documents, (ii) Seller has by proper action duly authorized the execution and delivery of this Amendment and (iii) this Amendment has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           Seller hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Repurchase Agreement and each of the other Transaction Documents, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms of the Repurchase Agreement as amended hereby and the other Transaction Documents, in each case, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iii) represents, warrants and covenants that it is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents.

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(c)           Guarantor, by its signature below, hereby (i) unconditionally approves and consents to the execution by Seller of this Amendment and the modifications to the Transaction Documents effected thereby, (ii) unconditionally ratifies, confirms, renews, and reaffirms all of its obligations under the Guaranty, (iii) acknowledges and agrees that its obligations under the Guaranty remain in full force and effect, binding on and enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iv) represents, warrants and covenants that it is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty.  Guarantor hereby represents and warrants that it has the power and authority to enter into this Amendment and has by proper action duly authorized the execution and delivery of this Amendment by Guarantor.

4.             Continuing Effect.  Except as expressly amended by this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents remain in full force and effect in accordance with their respective terms.

5.            References to Transaction Documents.  All references to the Repurchase Agreement and the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement and the Guaranty as amended hereby, unless the context expressly requires otherwise.

6.             Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures appear on the next page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

BUYER:

MORGAN STANLEY BANK, N.A.,
a national banking association

By:	/s/ Anthony Preisano
Name: Anthony Preisano
Title: Authorized Signatory

[Signatures continue on the next page]

SELLER:

KREF LENDING IV LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a
Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC.,
its general partner

	By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory